                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            MERCATOR SOFTWARE, INC.
                               AT $3.00 PER SHARE
                                       BY

                         ASCENTIAL SOFTWARE CORPORATION
                      THROUGH ITS WHOLLY OWNED SUBSIDIARY

                         GREEK ACQUISITION CORPORATION

                                                                  August 8, 2003

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated August 8, 2003, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the "offer", in connection with the tender offer by Ascential Software Corporation, a Delaware corporation, through its wholly owned subsidiary, Greek Acquisition Corporation, a Delaware corporation ("Purchaser"), to purchase all of the shares of common stock, par value $0.01 per share of Mercator Software, Inc. (including the associated preferred stock purchase rights) ("Mercator common stock"), for $3.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the offer.

     Mercator will purchase all of the shares of Mercator common stock properly tendered and not properly withdrawn prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase) for $3.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the offer. See Section 1 of the Offer to Purchase.

     THE TENDER OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH, WHEN ADDED TO THE SHARES BENEFICIALLY OWNED BY ASCENTIAL OR PURCHASER, IF ANY, REPRESENTS AT LEAST FIFTY-ONE PERCENT OF THE SHARES OF THE MERCATOR COMMON STOCK ON A FULLY DILUTED BASIS ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER. THE OFFER IS ALSO SUBJECT TO THE OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. SEE SECTION 14 OF THE OFFER TO PURCHASE -- "CONDITIONS TO THE OFFER."

     We are the owner of record of shares of Mercator common stock held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES OF MERCATOR COMMON STOCK WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares of Mercator common stock we hold for your account on the terms and subject to the conditions of the offer.

     We call your attention to the following:

     1. You may tender shares of Mercator common stock for $3.00 per share as indicated in the attached instruction form, net to you in cash, without interest thereon.

     2. The offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the offer that number of shares which, when added to the shares beneficially owned by Ascential or Purchaser, if any, represents at least 51% of the shares of the Mercator common stock on a fully diluted basis on the date shares are accepted for payment pursuant to the offer. The offer is also subject to certain other conditions set forth in Section 14 of the Offer to Purchase.
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     3. The offer and withdrawal rights will expire at 11:59 p.m., New York City time, on Monday September 8, 2003, unless Purchaser and Ascential extend the tender offer.

     4. The offer is for all outstanding shares of Mercator common stock.

     5. Tendering stockholders who are registered stockholders or who tender their shares directly to the depositary, The Bank of New York, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the purchase by Mercator of shares of Mercator common stock under the offer.

     6. The board of directors of Mercator has unanimously approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, and has unanimously determined that the offer and the merger are advisable, fair to, and in the best interests of, Mercator's stockholders and unanimously recommends that the stockholders accept the offer and tender their shares pursuant to the tender offer. The factors considered by Mercator's board of directors in arriving at its decision to approve the merger agreement, the offer, and the merger are described in Mercator's Solicitation/Recommendation Statement on Schedule 14D-9 which has been filed with the Securities and Exchange Commission by Mercator and is being mailed to stockholders herewith. Stockholders should discuss whether to tender all or any portion of their shares with their brokers or other financial or tax advisors. Ascential and Purchaser have entered into a Stock Tender Agreement, dated as of August 2, 2003 (the "Stock Tender Agreement"), with the directors and the executive and certain other officers of Mercator who collectively own 2,107,706 Shares of Mercator common stock (the "Individual Shares"). The Individual Shares represent approximately 6% of the outstanding shares of Mercator common stock. Pursuant to the Stock Tender Agreement, the directors and the executive and certain other officers have agreed to tender the Individual Shares pursuant to the offer, to grant Ascential an option to purchase such shares under certain circumstances and to grant Purchaser an irrevocable proxy with respect to the voting of such shares. See Section 11 of the Offer to Purchase -- "Stock Tender Agreement."

     If you wish to have us tender any or all of your shares of Mercator common stock, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares of Mercator common stock, we will tender all such shares unless you specify otherwise on the attached instruction form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 8, 2003, UNLESS PURCHASER EXTENDS THE OFFER.

     The offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
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                        INSTRUCTION FORM WITH RESPECT TO

                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            MERCATOR SOFTWARE, INC.
                               AT $3.00 PER SHARE
                                       BY

                         ASCENTIAL SOFTWARE CORPORATION
                      THROUGH ITS WHOLLY OWNED SUBSIDIARY

                         GREEK ACQUISITION CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 8, 2003, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the "offer" in connection with the tender offer by Ascential Software Corporation, a Delaware corporation ("Ascential"), through its wholly owned subsidiary, Greek Acquisition Corporation, a Delaware corporation ("Purchaser") and wholly owned subsidiary of to purchase for cash all outstanding shares of common stock ("Mercator common stock"), par value $0.01 per share, of Mercator Software, Inc. ("Mercator") (including the associate preferred stock purchase rights), for $3.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the offer.

     The undersigned understands that Purchaser will purchase all shares of Mercator common stock properly tendered and not properly withdrawn before the "expiration date" (as defined in Section 1 of the Offer to Purchase) for $3.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the offer.

     The undersigned hereby instruct(s) you to tender to Purchaser the number of shares of Mercator common stock indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the offer.
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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                 SIGNATURE BOX

     Aggregate number of shares of Mercator common stock to be tendered by you for the account of the undersigned:

                    ________ shares of Mercator common stock

                                 (Please Print)

Signature(s):

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Dated:
------------------------ , 2003

Name(s) and address(es):

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                              (Including Zip Code)

Area code and telephone number:

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Taxpayer Identification or Social Security Number:

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